UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 24, 2025

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and 6.150% Green Senior Unsecured Notes due 2031 and 6.750% % Green Senior Unsecured Notes due 2035

On June 24, 2025, HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (the “Company”), issued $600,000,000 aggregate principal amount of its 6.150% Green Senior Unsecured Notes due 2031 (the “2031 Notes”) and $400,000,000 aggregate principal amount of its 6.750% Green Senior Unsecured Notes due 2035 (the “2035 Notes” and, together with the 2031 Notes, the “Notes”), under an indenture, dated as of June 24, 2025 (the “Base Indenture”), between the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”), Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC”), HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), HAT Holdings II LLC, a Maryland limited liability company (“HAT II” and, together with HAT I, the “Offerors”), HAC Holdings I LLC, a Delaware limited liability company (“HAC Holdings I”) and HAC Holdings II LLC, a Delaware limited liability company (“HAC Holdings II,” and collectively with the Operating Partnership, HAC, HAT I, HAT II and HAC Holdings I, the “Guarantors”), as guarantors, and U.S. Bank Trust Company, National Association, as trustee, as amended and supplemented pursuant to an Officer’s Certificate, dated June 24, 2025 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”).

The Company intends to use the net proceeds from the offering of (i) to fund previously announced cash tender offers for a portion of the Offerors’ 3.375% Senior Notes due 2026 and a portion of the Offerors’ 8.00% Green Senior Unsecured Notes due 2027 that are accepted subject to the terms and conditions of such tender offers, and the payment of related accrued and unpaid interest, premiums, fees and expenses related thereto, (ii) to temporarily repay a portion of the outstanding borrowings under the Company’s unsecured revolving credit facility, or (iii) to temporarily repay a portion of the outstanding borrowings under the Company’s commercial paper program. The Company will use cash equal to the net proceeds from the offering of the Notes to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects. These eligible green projects may include projects with disbursements made during the twelve months preceding the issue date of the offering of the Notes and projects with disbursements to be made within two years following the issue date. Prior to the full investment of an amount equal to such net proceeds in such eligible green projects, the Company intends to apply the net proceeds as set forth above and to invest any remaining net proceeds in interest-bearing accounts and short-term, interest-bearing securities.

The 2031 Notes bear interest at a rate of 6.150% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. The Notes will mature on January 15, 2031, unless earlier repurchased or redeemed.

The 2035 Notes bear interest at a rate of 6.750% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. The Notes will mature on July 15, 2035, unless earlier repurchased or redeemed.

The following is a brief description of the terms of the Notes and the Indenture.

Change of Control

If a Change of Control Repurchase Event (as defined in the Indenture) occurs, the Issuer will be required (unless the Issuer has exercised its right to redeem all of the Notes of the applicable series by sending a notice of redemption) to offer to repurchase all of the outstanding Notes of the applicable series at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Optional Redemption

Prior to December 15, 2030, the Issuer may redeem some or all of the 2031 Notes, at the Issuer’s option, at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, together with accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

On and after December 15, 2030, the Issuer may redeem some or all of the 2031 Notes, at the Issuer’s option, at any time from time to time at a price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding the applicable date of redemption.

Prior to April 15, 2035, the Issuer may redeem some or all of the 2035 Notes, at the Issuer’s option, at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, together with accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

On and after April 15, 2035, the Issuer may redeem some or all of the 2035 Notes, at the Issuer’s option, at any time from time to time at a price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding the applicable date of redemption.

Guarantees

When the Notes are first issued they will be guaranteed solely by the Guarantors. None of the Company’s other current or future subsidiaries will be required to guarantee the Notes in the future.

Ranking

The Notes will be:

•	senior unsecured obligations of the Issuer;

•	pari passu in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness and senior unsecured guarantees;

•

effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of the Issuer; and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuer’s subsidiaries (other than any subsidiaries that are Guarantors of the Notes).

The guarantee from each Guarantor will be:

•	a senior unsecured obligation of such Guarantor;

•	pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such Guarantor;

•

effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such guarantor, and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Guarantors’ subsidiaries (other than any subsidiaries that are Guarantors of the Notes).

The Guarantors’ guarantees of the Notes and all other obligations of such Guarantor under the Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under such guarantee and the Indenture under certain circumstances set forth in the Indenture, including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (as defined in the Indenture) (other than the Notes and Exchange Notes (as defined in the Indenture)) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor.

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things:

•	impose certain requirements in order for the Company to merge or consolidate with or transfer all or substantially all of our assets to another person; and

•	create liens on the voting stock of certain subsidiaries.

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The preceding description is qualified in its entirety by reference to the Base Indenture and Officer’s Certificate, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 24, 2025 by and among HA Sustainable Infrastructure Capital, Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

4.2	Indenture Officer’s Certificate pursuant to Section 2.02 of the Indenture, dated June 24, 2025 (including the forms of HA Sustainable Infrastructure Capital, Inc.’s 6.150% Green Senior Unsecured Note due 2031 and 6.750% Green Senior Unsecured Note due 2035).

5.1	Opinion of Clifford Chance US LLP (including consent of such firm).

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

	By:	/s/ Steven L. Chuslo
Dated: June 24, 2025		Steven L. Chuslo
Executive Vice President and Chief Legal Officer